EXHIBIT 23(h)5

                                    FORM OF
                 SPDR TRUST, SERIES 1 PURCHASING FUND AGREEMENT

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                                     FORM OF
                 SPDR TRUST, SERIES 1 PURCHASING FUND AGREEMENT


         This Purchasing Fund Agreement ("Agreement") is made as of the date set forth below between STATE STREET BANK AND TRUST COMPANY (the "Trustee"), in its capacity as trustee and on behalf of the SPDR Trust, Series 1 ("the Trust"), and PHOENIX INVESTMENT COUNSEL, INC. (the "Advisor"), for itself and in its capacity as investment adviser to and on behalf of the registered investment companies named on Schedule A here to (each such registered investment company a "Purchasing Fund", collectively the "Purchasing Funds").

         WHEREAS, Section 12(d)(1)(A) ("Section 12(d)(1)(A)") of the Investment Company Act of 1940, as amended (the "1940 Act"), limits investment by an investment company, as defined in the 1940 Act and affiliates of such company in any other investment company that is registered under the 1940 Act; and

         WHEREAS, the Trust is an investment company registered as such under the 1940 Act; and

         WHEREAS, each Purchasing Fund is a registered investment company or otherwise meets the definition of "investment company" under the 1940 Act; and

         WHEREAS, the Securities and Exchange Commission (the "Commission") has granted an order (Rel. No. IC-26419, April 19, 2004) exempting the Trust and certain registered investment companies investing in the Trust from the limits of Section 12(d)(1)(A) (such order and the application therefor together, the "Order"); and

         WHEREAS, in reliance on the Order, each Purchasing Fund may acquire units in the Trust ("Units") in excess of the limits imposed by Section 12(d)(1)(A); and

         WHEREAS, pursuant to the conditions set forth in the Order, each Purchasing Fund must enter into a written agreement with the Trust prior to acquiring Units in excess of the limits imposed by Section 12(d)(1)(A);

         NOW, THEREFORE, the Trustee, the Advisor and each Purchasing Fund agree as follows:

         1. Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Order.

         2. The members of the Purchasing Funds Advisory Group (individually or in the aggregate) will not hold or beneficially own 25 percent or more of the outstanding Units or otherwise control the Trust within the meaning of Section 2(a)(9) of the 1940 Act. The members of any Purchasing Fund's Subadvisory Group (individually or in the aggregate) will not hold or beneficially own 25 percent or more of the outstanding Units or otherwise control the Trust within the meaning of Section 2(a)(9) of the 1940 Act. If, as a result of a decrease in the Trust's outstanding Units, the Purchasing Funds' Advisory Group or any Purchasing Fund's Subadvisory Group becomes in the aggregate a holder or beneficial owner of 25 percent or more of the outstanding Units, the Purchasing Fund agrees that the Purchasing Funds' Advisory Group

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or the relevant Purchasing Fund's Subadvisory Group, as applicable, will vote its Units in the same proportion as the written approvals and disapprovals of all other Unitholders. For purposes of this Agreement, the "Purchasing Funds' Advisory Group" consists of the Purchasing Funds and the Advisor and any person controlling, controlled by, or under common control with the Advisor, and any investment company and any issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act that is advised by the Advisor, or any person controlling, controlled by, or under common control with the Advisor. For purposes of this Agreement, a "Purchasing Fund's Subadvisory Group" consists of any subadvisor to a Purchasing Fund, any person controlling, controlled by, or under common control with such subadvisor, and any investment company or issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act (or portion of such investment company or issuer) advised by such subadvisor or any person controlling, controlled by or under common control with such subadvisor.

         3. Each Purchasing Fund agrees that the Advisor will waive fees otherwise payable to it by the Purchasing Fund in an amount at least equal to any compensation received by such advisor, or trustee or sponsor, or an affiliated person of the advisor, or trustee or sponsor, from the Trust in connection with the acquisition by the Purchasing Fund of Units. Each Purchasing Fund further agrees that any subadvisor(s) of such Purchasing Fund will waive fees otherwise payable to such subadvisor(s), directly or indirectly, by the Purchasing Fund in an amount at least equal to any compensation received by the subadvisor(s), or an affiliated person of the such subadvisor(s), in connection with any investment(s) by the Purchasing Fund in the Trust made at the direction of such subadvisor(s). In the event that a subadvisor waives fees, under the preceding sentence, the Purchasing Fund agrees that it will require the relevant subadvisor(s) to pass the benefit of the waiver through to the Purchasing Fund.

         4. No Purchasing Fund will cause, nor will permit any Purchasing Fund Affiliate to cause, any existing or potential acquisition of Units by such Purchasing Fund to influence the terms of any services or transactions between the Purchasing Fund or Purchasing Fund Affiliate and the Trust or an affiliate of the Trust. For purposes of this Agreement, the term "Purchasing Fund Affiliate" includes the Advisor and any promoter and principal underwriter of a Purchasing Fund, and any person controlling, controlled by, or under common control with any of those entities within the meaning of Section 2(a)(9) of the 1940 Act.

         5. Before any Purchasing Fund relies on the Order, the board of directors or trustees of the Purchasing Fund, including a majority of disinterested directors or trustees, will adopt procedures reasonably designed to assure that the Advisor (or subadviser, if appropriate) is conducting the Purchasing Fund's investment program without taking into account any consideration received by the Purchasing Fund or any Purchasing Fund Affiliate from the Trust or any affiliate of the Trust in connection with any services or transactions.

         6. No Purchasing Fund or Purchasing Fund Affiliate will cause the Trust to purchase a security from any Affiliated Underwriting. Nothing in this Agreement, however, shall limit the authority of the Trustee to accept and satisfy in-kind creation orders and redemption requests from a Purchasing Fund or an Underwriting Affiliate that is also an Authorized Participant in the ordinary course of business. For purposes of this Agreement, the term "Affiliated Underwriting" means an offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate. For purposes of this Agreement, the term "Underwriting Affiliate" means a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, investment adviser,

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subadviser, employee or sponsor of the Purchasing Fund, or a person of which any such officer, director, member of an advisory board, investment adviser, subadviser, employee or sponsor is an affiliated person.

         7. No Purchasing Fund will acquire Units in excess of the limits of Section l2(d)(1)(A) unless and until such Purchasing Fund and the Trust have executed this Agreement and complied with the terms and conditions hereof.

         8. Each Purchasing Fund represents and warrants to the Trust that the Purchasing Fund's board of directors or trustees and the Advisor have received a copy of and have read and understand the terms and conditions of the Order, and agree to fulfill their responsibilities under the Order. Each Purchasing Fund further represents and warrants to the Trust that the foregoing persons understand that the Order pertains only to investments in the Trust and not to investments in any other investment company. Each Purchasing Fund understands that this Agreement is entered into in furtherance of, and pursuant to, the Order, and agrees that this Agreement shall be interpreted consistently therewith.

         9. The Advisor represents and warrants to the Trust that it has been granted actual authority by each of the Purchasing Funds to enter into this Agreement on its behalf. The Advisor agrees that, if requested by the Trust, it shall furnish to the Trust evidence of such authority satisfactory to the Trustee in its reasonable discretion.

         10. The Advisor represents and warrants to the Trust that it has read the Order and agrees to the terms and conditions thereof. The Advisor further agrees that it will use best efforts to cause each Purchasing Fund to abide by the terms and conditions of the Order and this Agreement.

         11. The Advisor represents and warrants to the Trust that it is registered under the Investment Advisers Act of 1940.

         12. Each Purchasing Fund agrees that it has sole responsibility under the Order and this Agreement to monitor the limits of Section 12(d)(1)(A) as they pertain to its acquisition of Units.

         13. Each Purchasing Fund represents and warrants to the Trust that the Advisor is its investment adviser and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Each Purchasing Fund further represents and warrants that the Advisor has been granted actual authority to enter into this Agreement on its behalf.

         14. Each Purchasing Fund represents and warrants to the Trust that, if it purchases Creation Units directly from the Trust, it will do so only in compliance with the Purchasing Fund's investment restrictions and only if so doing is consistent with the investment policies set forth in the Purchasing Fund's registration statement under the Securities Act of 1933.

         15. Each Purchasing Fund and the Trust agree that each shall preserve a copy of this Agreement, together with copies of the Order, for a period of not less than six years from the end of the fiscal year in which the most recent investment by the Purchasing Fund in the Trust in reliance on the Order occurred. For the first two years of such six-year period, the foregoing documents shall be maintained by the Purchasing Fund and the Trust in an easily accessible

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place.

         16. Each Purchasing Fund represents and warrants to the Trust that it understands and complies with the National Association of Securities Dealers, Inc. Conduct Rule 2830 and that any sales charge and/or service fees (other than customary brokerage fees) charged with respect to shares in the Purchasing Fund will not exceed the limits applicable to a fund of funds as set forth in that rule.

         17. Each Purchasing Fund that may acquire Units in excess of either (i) the 5% limit of Section 12(d)(1)(A)(ii) of the 1940 Act or (ii) the 10% limit of
Section 12(d)(1)(A)(iii) of the 1940 Act represents and warrants to the Trust, and agrees, that its prospectus will disclose in "plain English" the fact that it does or may invest in exchange-traded funds such as the Trust, the unique characteristics of a fund that invests in exchange-traded funds (such as the Trust), and the expenses of so doing.

         18. Any of the provisions of this Agreement notwithstanding, each Purchasing Fund represents and warrants to the Trust that it operates, and will continue to operate, in compliance with the 1940 Act, and the Commission's rules and regulations thereunder. Each Purchasing Fund and the Advisor agree that the Trust is entitled to rely on the representations contained in this Agreement and that the Trust has no independent duty to monitor the Purchasing Fund's or the Advisor's compliance with this Agreement, the Order, the 1940 Act, or the Commission's rules and regulations thereunder.

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the ___ day of ________________, 2006.

                     BY: THE PHOENIX EDGE SERIES FUND ON BEHALF OF PHOENIX-S&P DYNAMIC ASSET ALLOCATION SERIES: MODERATE, PHOENIX-S&P DYNAMIC ASSET ALLOCATION SERIES: MODERATE GROWTH, PHOENIX-S&P DYNAMIC ASSET ALLOCATION SERIES: GROWTH, AND PHOENIX-S&P DYNAMIC ASSET ALLOCATION SERIES: AGGRESSIVE GROWTH

                              By:
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                              Its:
                                  ----------------------------------------

                     SPDR TRUST, SERIES 1

                     BY: STATE STREET BANK AND TRUST COMPANY, TRUSTEE

                              By:
                                 -----------------------------------------

                              Title:
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                 [SIGNATURE PAGE TO PURCHASING FUND AGREEMENT.]


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                                   SCHEDULE A

The Phoenix Edge Series Fund on behalf of:

         Phoenix-S&P Dynamic Asset Allocation Series: Moderate
         Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth Phoenix-S&P Dynamic Asset Allocation Series: Growth
         Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth